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(10)(13) Purchase Order, Non-Disclosure and Confidentiality Agreement


                       PURCHASE ORDER TERMS AND CONDITIONS


1. ACCEPTANCE. This Purchase Order is Buyer's offer to Seller limited to the terms and conditions hereof and does not constitute an acceptance by Buyer of any offer to sell or quotation. Any reference to such offer to sell or quotation is solely for the purpose of incorporating the description and specifications of the goods and services contained therein to the extent that such description and specifications do not conflict with the description and specifications in the face of this Purchase Order.

         This Purchase Order must be accepted in writing by Seller. If for any reason Seller should fail to accept in writing, any conduct by Seller which recognizes the existence of a contract pertaining to the subject matter hereof shall constitute acceptance by Seller of this Purchase Order and all of its terms and conditions. Any terms or conditions proposed in Seller's acceptance of this offer which add to, vary from or conflict with any of the terms or conditions hereof are hereby objected to and rejected. The parties hereto agree that this Purchase Order constitutes a fully integrated contract for the sale of goods between Buyer and Seller.

2. PRICE. Seller may not supply against this Purchase Order goods or services priced higher than the prices reflected on the face of this Purchase Order without written authorization from Buyer. The Seller shall supply defined product according to the terms and conditions of the purchase order at the price established for the period outlined on the purchase order. Seller shall pass on or credit Buyer any price decrease applicable at actual time of shipment

3. TOOLING. Unless otherwise herein agreed, Seller shall, at its own cost and expense, keep in good condition, repair and replace when necessary all dies, tools, gauges, fixtures, molds and patterns as necessary in the production of the goods ordered, including those owned and made available to Seller by Buyer.

4. SHIPPING RELEASES. Unless specific delivery dates are provided on the face of this Purchase Order, all of Buyer's quantity requirements will be issued in the form of a release. Seller shall produce and ship all goods in strict accordance with Buyer's releases. Seller agrees that it shall not produce or ship any of the goods covered by this Purchase Order or procure any of the materials required in the production of such goods, or provide any services covered by this Purchase Order, except to the extent authorized in written instructions set forth in releases Buyer furnishes to Seller or written on the face of this form. Buyer shall have no responsibility whatsoever for goods Seller produces and/or ships in the absence of a release.

5. DELIVERY, MARKING, PACKAGING, SHIPPING. Unless otherwise specified on this Purchase Order, Seller shall deliver all goods free on board (F.O.B.) point of destination. In the absence of Buyer instructions, goods will be routed to provide the most economical transportation rates. Shipment by air freight or any other form of premium shipment must be authorized by Buyer prior to shipment if premium cost is for Buyer's account. Seller must ship and/or effect delivery the goods in the time stated in this Purchase Order and/or Buyer's release, as applicable. Seller further acknowledges and agrees that in the event the goods identified on the face of this form require assembly by the Buyer, Seller has an affirmative obligation to provide such goods to Buyer in balance to enable Buyer to assemble fully integrated units ready for sale and shipment to Buyer's customers. Any goods shipped by the Seller requiring assembly which Seller ships out of balance, i.e., either excess or deficient shall be deemed to be non conforming goods.


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         In the event goods are delivered prior to the Buyer's scheduled date of delivery, Buyer may at Buyer's option (1) refuse delivery with no liability or obligation, (2) return the goods, (3) accept delivery but postpone payment until date payment would have been due and delivery been made on date specified. Buyer may reject any goods in excess of those authorized by this Purchase Order and/or release and return such goods to Seller at Seller's cost, expense and risk of loss. A minimum of one package in each shipment shall contain a "packing slip" provided by Seller, and Seller shall cause to appear thereon Buyer's part number, the Purchase Order number, the number of packages in the shipment and the date of shipment.

6. PERFORMANCE. Seller agrees to supply in accordance with the delivery dates outlined on the purchase order, with delivery due at the destination point on or before the date of requirement set forth on the purchase order and or release, as applicable.

                  The Seller is responsible to pay for expediting freight cost, special handling, and packaging required to meet delivery dates. If the due dates are not met, the Seller will expedite the shipment and pay all special freight charges. The Seller agrees to discount at a rate of 2% of the undelivered value of the released product for each week the shipment is past the delivery due date. In addition the Seller shall be responsible for all cost incurred by Buyer if the shipments are not delivered as stated within the purchase order or release. The Seller agrees to have all charges deducted from the payment associated with the order at time of payment disbursement.

1. CHANGES. Buyer reserves the right at any time to direct changes, or cause Seller to make changes, to drawings and specifications of the goods or to otherwise change the scope of the work covered by this Purchase Order, and Seller shall promptly make such changes. Any adjustment in price or time for performance resulting from such changes shall be equitably adjusted by Buyer after receipt of documentation in such forms and detail as Buyer may direct. Any changes to this Purchase Order shall be made in accordance with Paragraph 21 hereof.

7.       WARRANTY & INSPECTION.

(a) Seller warrants that the goods covered by this Purchase Order shall be free from defects in material, design, workmanship and title, shall be fit and sufficient for the purpose intended, shall be merchantable and shall conform to the specifications, drawings, samples or other descriptions furnished or specified by Buyer.

(b) All goods or parts thereof shall be subject to inspection by Buyer for a reasonable period after receipt thereof by Buyer. No payment prior to rejection shall be deemed to be an acceptance. Buyer's right to reject may be based on inspection by reasonable sampling. When Seller is supplying or furnishing goods in accordance with Buyer's specifications, Buyer may inspect such goods at reasonable times during any state of manufacturing, and Buyer may also inspect Seller's manufacturing facilities at any reasonable time.

(c) If, prior to the expiration of thirty-six (36) months from the date of Buyer's sale of any goods delivered pursuant to this Purchase Order, such goods do not meet or satisfy any one or more of the warranties contained in subparagraph (a) of this Paragraph 7, Buyer, at its option, (1) may require Seller to make at the location of such goods any corrections in the such goods that are necessary to conform such goods to the requirements of the warranties, or (2) may require Seller to make available, in accordance with Buyer's instructions, a repaired or replacement part, product or goods, at Buyer's plant or branch or its dealer's or other customer's place of business, or (3) may revoke its acceptance of such goods and return them to Seller at Seller's risk, or (4) exercise any other remedy provided by law or equity, and Seller shall pay, compensate or reimburse Buyer for all inspection, packing, handling, sorting, storage, transportation and other incidental costs or expenses incurred in connection with the revocation and return of such goods.

         If Buyer notifies Seller to perform in accordance with either of Buyer's first two options, and Seller fails to commence performance within forty-eight (48) hours after the receipt of such notice or to continue to perform thereafter in good faith, Buyer may at Seller's cost and expense either correct any defect or deficiency or have such defect or deficiency corrected or may exercise any other remedy provided by law or equity.

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         If Buyer exercises its option to require Seller to furnish repaired or replacement parts, product or goods at Buyer's plant or branch or its dealer's or other customer's place of business. Seller shall be liable for any costs and expenses incurred by or on behalf of Buyer in connection with the installation of such repaired or replacement part, product or goods.

         If Buyer exercises its option to revoke and return any defective or non-conforming goods, any amount theretofore paid by Buyer for such goods shall be promptly repaid to Buyer by Seller, and Buyer shall be credited with any unpaid amount charged to Buyer for such goods.

(d) Seller shall bear the risk of loss of injury due to defective goods at all times, and Seller shall be liable to Buyer for any incidental or consequential damages caused by or necessitated by such defective products.

(e) The supplier agrees to carry product liability insurance and name Buyer as additional insured for all products supplied to Buyer.

(f) The supplier will reimburse the purchaser for manufacture defects, part damage, and against claims from it"s customers at cost plus 45%, labor and freight for a period not less than three years from date of sale for all warranty claims submitted.

(g) If, at any time, Seller does not deliver to Buyer goods, which were to be delivered pursuant to this Purchase Order or release, as applicable, Seller, unless such goods may be used by the general trade and are not specifically manufactured in accordance with Buyer's design or specifications or under Buyer's trademark or patent shall destroy such goods, and such goods shall not be sold or offered for sale to anyone except for purposes of scrap.

8. PART IDENTIFICATION. All goods which are manufactured to Buyer's design and specifications shall bear Buyer's part number.

9. BILL OF LADING, INVOICES. Each bill of lading and invoice shall bear the applicable Purchase Order number and the name and destination to which the goods were shipped. No such invoice shall be dated prior to the applicable specified shipping date.

10. BUYER'S PROPERTY. All tools, equipment, dies, gauges, models, drawings or other materials furnished by Buyer to Seller or produced or supplied by Seller for the purpose of this Purchase Order or paid for by Buyer and all replacements thereof and materials fixed or attached thereto shall be and remain the property of Buyer. All Buyer's property and, whenever applicable, each individual item thereof, shall be plainly marked and otherwise adequately identified by Seller as "Property of Marketing Worldwide, LLC.", shall, at Seller' cost and expense, be safely stored (separate and apart from Seller's property wherever applicable) and shall be kept free of all liens, claims, encumbrances and interests of any third party. Seller shall not substitute any property for any of Buyer's property, shall not deliver or make available to any third party any of Buyer's property or any property or goods developed, manufactured or created with the aid of any of Buyer's property and shall not use any of Buyer's property or any property or goods manufactured, developed or created with the aid of Buyer's property, except in filing the orders of Buyer. All Buyer's property, while in Seller's custody or control, shall beheld at Seller's risk and shall be kept insured by Seller at Seller's costs and expenses in an amount equal to the replacement cost, with loss payable to Buyer. Upon completion by Seller of this Purchase Order, or upon the written request of Buyer at any time, Seller shall prepare all Buyer's property for shipment and deliver such property to Buyer in the same condition as originally produced or received by Seller, reasonable wear and tear excepted. Any of Buyer's property or any property or goods manufactured, developed or created with the aid of any of Buyer's property which, for any reason, is not to be delivered to or accepted by Buyer shall be destroyed by Seller unless otherwise directed by Buyer in writing. Buyer shall have the right, at all reasonable times, upon prior request, to enter Seller's premises to inspect any and all Buyer's property and any property or goods manufactured, developed or created with the aid of any of Buyer's property or to receive any of Buyer's property.

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11.      INTELLECTUAL PROPERTY INDEMNITY. Seller guarantees that the sale and/or use of any goods supplied by Seller pursuant to this Purchase Order, except those goods which are manufactured or produced in accordance with the specifications and designs of Buyer, shall not infringe or violate any United States or foreign trade secret, patent, trademark, service mark, or copyright, and Seller shall indemnify and save harmless Buyer and its successors, assigns, customers and the users of such goods against any loss, damage, claim, liability, judgment, indemnification, decree, attorney's fees, cost or expense resulting directly or indirectly from any such actual or alleged infringement or violation. Seller shall at Buyer's request and at Seller's cost and expense defend any suit, action or claim that may be brought against Buyer or any of its successors, assigns, customers or the users of its goods in connection with any alleged or actual infringement or violation of any such trade secret, patent, trademark, service mark or copyright.

12.      TERMINATION.

(a) At its option, Buyer may, upon 90 days prior written notice, terminate all or part of the work under this Purchase Order. In such case Buyer shall have no liability or obligation with respect to goods or components thereof procured or work done, or goods partially fabricated in excess of the quantity authorized in (i) the most recent release relating to the goods ordered, if any, or (ii) this Purchase Order, whichever is fewer. In no event shall Buyer be liable for prospective or anticipated profits or other cancellation charges by reason of such termination.

(b) Buyer requires strict performance of each and every term and condition of this Purchaser Order and if goods or services are rejected by Buyer as nonconforming, Seller shall have no right to remedy such default. Buyer may by written notice to Seller, cancel or default this Purchaser Order in whole or from time to time in part (1) if Seller fails to deliver goods or to perform the services within the time specified in this Purchaser Order, (2) if the Seller fails to deliver goods which conform to the contractual requirements or to perform any of the terms or conditions of this Purchase Order, or so fails to make progress as to endanger performance of this Purchase Order in accordance with its terms or conditions, or (3) if Seller becomes insolvent or commits an act of bankruptcy or if reorganization proceedings are commended by or against the Seller. The parties acknowledge and agree the occurrence of any of the above events of default, constitutes a substantial breach of this Purchase Order entitling Buyer to immediately suspend any further performance hereunder.

(c) If this Purchase Order is cancelled for default, Buyer shall have any and all rights and remedies which the law provides for failure of Seller to fulfill all commitments, including, without limitation, the right to charge Seller with the costs and expenses incurred by Buyer in procuring from other sources goods or services which Seller fails to furnish Buyer in accordance with this Purchase Order to the extent that such costs and expenses shall exceed the purchase price set forth herein, and Buyer may set off any such charge against any amount which may become payable to Seller.

13. BUYER'S PREMISES. Seller shall indemnify and protect Buyer against all liabilities, claims, suits, losses, costs and expenses for injuries or damage to any person or property growing out of the performance of this Purchase Order by Seller or any of its servants, employees, agents or representatives. Prior to commencement of any services, work or other performance on Buyer's premises under this Purchase Order, its insurance carrier or agent shall furnish to Buyer directly a certificate indicating the limits of liability for which Seller had adequate Workers' Compensation, Public Liability, and Property Damage insurance coverage. Such certificate must set forth the amount of coverage, number of policy and date of expiration. Such certificate shall also provide that Seller's insurance agent or carrier shall notify Buyer directly at least ten (10) days prior to any cancellation or reduction of the limits of liability shown on such certificate.

         Unless otherwise specified on the face of this form, Seller acknowledges that it has insurance to protect against liability in at least the following amounts: COMPREHENSIVE GENERAL LIABILITY: Per Person $500,000; Per Occurrence $3,000,000; Property Damage $500,000. COMPREHENSIVE AUTOMOBILE LIABILITY: Per Person $500,000.00; Per Occurrence $1,000,000; Property Damage $500.000.

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14.      COMPLIANCE WITH LAWS. Seller warrants that all work contemplated hereunder shall be performed in strict conformity with all applicable Federal, State and Local laws and all lawful regulations of any public authority.

15. PROPRIETARY INFORMATION. If Buyer furnishes or supplies Seller with any designs, drawings, specifications, blueprints or other material, ("Proprietary Material"). Seller shall not disclose or use such Proprietary Material for the benefit of Seller or any third party without the Buyer's written consent. Seller shall return all such Proprietary Material including without limitation, any copies thereof to Buyer at the request of Buyer. Seller agrees that during the term of this Agreement and for a two (2) year period following the termination of this Agreement, it will not, for any reason whatsoever, directly or indirectly (whether as a manufacturer, agent, representative, consultant, independent contractor or in any capacity of another company or otherwise) (i) contact, solicit or attempt to solicit, any client, customer, agent, representative or employee of Buyer, (ii) perform the same or similar services performed by Buyer for any of Buyer's current customers or former customers for whom Buyer has performed such services, or (iii) otherwise interfere with or attempt in any manner to disrupt any relationship or agreement between the Buyer and any of its clients, customers, employees, agents, representatives or others doing business with the Buyer; (iv) Seller agrees that it shall keep such Proprietary Material confidential and that it shall not, either during the term of this Agreement or anytime thereafter, disclose any Proprietary Material of Buyer; provided, however, that Seller is permitted to divulge such Proprietary Material relating to the design and manufacture of the Product to its Engineers and subcontractors in order to manufacture and produce the Product for distribution to Buyer. The parties hereto understand and agree that a breach of this paragraph 15 may not reasonably and equitably be compensated by money damages. Therefore, the parties hereto agree that in the case of any said breach, the Aggrieved Party(ies) shall be entitled to injunctive and other extraordinary relief which relief shall be cumulative in addition to any remedies to which the aggrieved party may be entitled to at law or equity. In the event that any portion of this paragraph 15 is deemed to be unenforceable or invalid for any reason whatsoever, the parties expressly agree and stipulate that the provisions of this paragraph 15 shall be enforceable to the extent permitted by law.

16. BLANKET PURCHASE ORDER. In the event that the Buyer has designated that this is a BLANKET PURCHASE ORDER on the face of this form, Seller expressly acknowledges and agrees that Buyer is relying upon Seller to furnish Buyer with all of Buyer's requirements for the goods identified on the face of this Purchase Order for the life of the part. Seller further acknowledges and agrees that Seller is the Buyer's exclusive source of these goods and therefore, the parties hereto expressly contemplate that the Seller's failure to deliver in accordance with Buyer's releases or the Seller's stopping shipments of product will likely cause Buyer substantial damages including without limitation, consequential damages in the form of the loss of customers and goodwill, lost profits, lost sales as well as damages associated with Buyer's need to rebuild its customer base. Thus, because it may take the Buyer years to recoup its losses due to an interruption or stoppage of the shipment of product, in the event that the Seller cuts off the Buyer's source of supply of the goods to be shipped pursuant to an exclusive requirements Blanket Purchase Order, the Buyer shall not be limited to a damage period limited to the time it takes Buyer to find an alternate source of supply.

16. SETOFF. Buyer shall be entitled at all times to set off any amount, whether arising under this Purchase Order or otherwise, which Buyer owes to Seller or to any of Seller's subsidiaries or affiliates against any amount payable by Buyer in connection with this Purchase Order.

17. DUTY DRAWBACK RIGHTS. This Purchase Order includes all related customs duty and import drawback rights, if any, (including, without limitation, rights developed by substitution and rights which may be acquired from Seller's Sellers) which Seller can transfer to Buyer. Seller shall inform Buyer of the availability of any such rights and upon Buyer's request supply such documents as may be required to obtain drawback.

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18.      ASSIGNMENT. This Purchaser Order or the monies due hereunder shall not be assigned in whole or in part without the prior written consent of Buyer. Buyer shall be entitled to assert against the assignee all rights, claims and defenses of every type which buyer could assert against Seller (whether acquired prior or subsequent to such assignment). In no case shall Seller be deemed an agent of Buyer.

19. CLAUSES SEPARABLE. The invalidity or unenforceability of any of the clauses or terms or conditions of this Purchaser Order shall not affect the validity or enforceability of any other clauses, terms or conditions hereof.

20. REMEDIES. The rights and remedies reserved to Buyer shall be cumulative and additional to all other remedies provided by law or equity. Buyer shall be entitled to recover costs and attorney fees in the enforcement or defense of any rights hereunder.

21. INTEGRATION AND MODIFICATION. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, negotiations and discussions, either oral or written ("Parol Agreements"). All such Parol Agreements are merged into this Purchase Order. THIS PURCHASE ORDER MAY NOT BE WAIVED, CHANGED, MODIFIED, EXTENDED OR DISCHARGED ORALLY BUT ONLY BY AGREEMENT IN WRITING AND SIGNED BY A PURCHASING OFFICER OF BUYER NO OTHER EMPLOYEE OF BUYER IS EMPOWERED TO AUTHORIZE ANY OF SUCH ACTIONS.


22. NO IMPLIED WAIVER. The failure of Buyer to require performance by Seller of any term or condition of this Purchase Order shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver by Buyer of any term or condition of this Purchase Order constitute a waiver of any succeeding breach of the same or any other term or conditions.


23. GOVERNING LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Michigan.